
                                  NSAR ITEM 77O

                       VK Investment Grade Municipal Trust
                               10f-3 Transactions

  UNDERWRITING #        UNDERWRITING           PURCHASED FROM         AMOUNT OF SHARES  % OF UNDERWRITING    DATE OF PURCHASE
                                                                         PURCHASED


         1          NY Transit Authority        Paine Webber              1,000,000           0.30              06/28/99
